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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                       January 25, 2002 (January 28, 2002)
                     --------------------------------------
                Date of report (Date of earliest event reported)

                               Hexcel Corporation
                   -------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


          Delaware                1-8472                 94-1109521
      --------------------------------------------------------------------
 (State of Incorporation) (Commission File No.)        (IRS Employer
                                                     Identification No.)

                               Two Stamford Plaza
                              281 Tresser Boulevard
                        Stamford, Connecticut 06901-3238
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              (Address of Principal Executive Offices and Zip Code)


                                 (203) 969-0666
               --------------------------------------------------
              (Registrant's telephone number, including area code)

                                       N/A
           -----------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


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Item 5.  OTHER EVENTS.

         AMENDMENT TO CREDIT AGREEMENT

         Effective as of January 25, 2002, Hexcel Corporation and its bank syndicate entered into an amendment to its senior credit facility. The amendment provides for revised financial covenants through 2002 to accommodate Hexcel's anticipated financial performance during 2002. Hexcel agreed to grant additional collateral to the banks to secure the outstanding loans under the credit facility. The additional collateral includes, among other things, receivables in Europe and intellectual property and additional real estate in the United States.

         This description of the credit agreement amendment is only a summary of the terms of the amendment. A copy of the amendment is filed as Exhibit
         99.1 to this Current Report and is incorporated herein by reference. This description is qualified in its entirely by reference to all terms and conditions of the amendment.

         The amendment provides for a 100 basis point increase in the interest spread payable over LIBOR for advances under the facility. The amendment also provides for an immediate decrease in the revolving loan and overdraft loan facilities from a cumulative amount of $235 million to $220 million, and for a further reduction to $212 million on September 30, 2002. In addition, during the term of the amendment, all proceeds generated through asset sales, litigation settlements and judgments and most other events, to the extent in excess of $2.5 million for each event, must be used to prepay loans under the credit facility. Hexcel has also agreed to limit capital expenditures to $25 million during 2002, with a $10 million maximum during any quarter in 2002.

         The amendment also requires that on June 30, 2002, the total amount available under the revolving loan and overdraft facilities, together with all cash and cash equivalents held by Hexcel as of such date, equal at least $30 million.

         In connection with the credit agreement amendment, Hexcel also agreed to an amendment to its collateral agreement. Under the collateral agreement, Hexcel has granted to the banks a security interest in substantially all of its property and assets in the United States. A copy of the amendment to the collateral agreement is filed as Exhibit
         99.2 to this Current Report and is incorporated herein by reference.

         FOURTH QUARTER AND FULL YEAR 2001 FINANCIAL RESULTS

         On January 24, 2002, the Company reported its financial results for the fourth quarter and full year 2001. A copy of the press release issued by the Company on January 24, 2002 is filed as Exhibit 99.3 to this Current Report and is incorporated herein by reference.


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Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

       (c)  Exhibits

          99.1 Seventh Amendment and Consent, dated as of January 25, 2002, to the Second Amended and Restated Credit Agreement, dated as of September 15, 1998, among Hexcel Corporation and the Foreign Borrowers from time to time party thereto, the banks and other financial institutions from time to time parties thereto, Citibank, N.A., as Documentation Agent, and Credit Suisse First Boston, as Administrative Agent.

          99.2 First Amendment to Amended and Restated Collateral Agreement dated as of January 25, 2002, to the Amended and Restated Collateral Agreement, dated as of March 7, 2000, made by Hexcel Corporation and the other grantors party thereto in favor of Citibank, N.A., as Documentation Agent for the banks and other financial institutions from time to time parties to the Second and Amended Restated Credit Agreement, dated as of September 15, 1998, among Hexcel Corporation and the Foreign Borrowers from time to time party thereto, the banks and other financial institutions from time to time parties thereto, Citibank, N.A., as Documentation Agent, and Credit Suisse First Boston, as Administrative Agent.

          99.3        Press Release issued by the Company on January 24, 2002.


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                               HEXCEL CORPORATION
Date:  January 28, 2002

                                               /s/ Stephen C. Forsyth
                                               ---------------------------------
                                                    Stephen C. Forsyth
                                                  Executive Vice President and
                                                     Chief Financial Officer


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                                  EXHIBIT INDEX



EXHIBIT NO.                DESCRIPTION

99.1 Seventh Amendment and Consent, dated as of January 25, 2002, to the Second Amended and Restated Credit Agreement, dated as of September 15, 1998, among Hexcel Corporation and the Foreign Borrowers from time to time party thereto, the banks and other financial institutions from time to time parties thereto, Citibank, N.A., as Documentation Agent, and Credit Suisse First Boston, as Administrative Agent.

99.2 First Amendment to Amended and Restated Collateral Agreement dated as of January 25, 2002, to the Amended and Restated Collateral Agreement, dated as of March 7, 2000, made by Hexcel Corporation and the other grantors party thereto in favor of Citibank, N.A., as Documentation Agent for the banks and other financial institutions from time to time parties to the Second and Amended Restated Credit Agreement, dated as of September 15, 1998, among Hexcel Corporation and the Foreign Borrowers from time to time party thereto, the banks and other financial institutions from time to time parties thereto, Citibank, N.A., as Documentation Agent, and Credit Suisse First Boston, as Administrative Agent.

99.3           Press Release issued by the Company on January 24, 2002.